Exhibit 99.1
PRESS RELEASE July 12, 2012	For Immediate Release
CRAILAR.COM LAUNCHES, SETS STAGE FOR NATURALLY ADVANCED TECHNOLOGIES' INTRODUCTION OF CRAiLAR FLAX FIBER TO WORLDWIDE CONSUMERS

Victoria, B.C. and Portland, Ore. (July 12, 2012) - Naturally Advanced Technologies Inc. ("NAT" or the "Company") (TSXV: NAT) (OTCBB: NADVF), which produces and markets CRAiLAR® Flax Fiber, is a member of the TSX Venture 50, and touts clients including HanesBrands, Georgia-Pacific, Levi Strauss and Company, and Target, has launched its newly-created principal web property, Crailar.com. The site moves the Company's external brand focus toward its featured product, CRAiLAR Flax Fiber, and aims to speak to consumers, growers, partner brands, and investors.

"As we say on our new homepage and I have believed since joining the Company - CRAiLAR Flax Fiber will revolutionize the textile industry and we have heard that supported by some of the finest yarn doctors and brands in the industry," said Ken Barker, chief executive officer of NAT. "There is not another natural fiber on the market that can compete with it in terms of its combined feel, performance and ease on the environment. I invite anyone to challenge CRAiLAR in terms of water usage, chemical usage, and stress on the farmland upon which we grow. The new look and feel at Crailar.com is our stage to tell this revolutionary story."

Portland, Ore.-based Sticky Co., a multi-disciplinary design studio with a focus on interactive and motion media, executed the creative on the project.

"We aimed to raise the stakes for the future of NAT as a company, and for CRAiLAR Flax as a future household name," said Jay Nalbach, chief marketing officer of NAT. "The team at Sticky could not have been a better partner in helping us to make that happen."

Working with NAT, Sticky Co. utilized the CRAiLAR logo developed by brand expert Peter Moore, as core component around which the site would eventually be wrapped. Moore is the father of the iconic Air Jordan brand and member of NAT's board of directors. From there, the team incorporated original photography taken at NAT flax fields in South Carolina and Oregon, original illustrations inspired by botanical textbooks, and deft copywriting that tells the CRAiLAR story frankly and honestly. The site reflects NAT's goal to establish a brand reputation for its groundbreaking CRAiLAR Flax and the global partners that use it in their products.

Long in development with HanesBrands, which released a limited batch of socks containing the fiber for Earth Day earlier this year, Georgia-Pacific and Brilliant Global Knitwear, which anticipate products in the near future, NAT will establish a global brand identity and strategy with all partner brands. The Company is in evaluation and development agreements with Levi Strauss & Co., Cintas, Carhartt, Ashland, Target and PVH Corp.

About Naturally Advanced Technologies Inc.

Naturally Advanced Technologies Inc., through its wholly owned subsidiary, CRAiLAR® Fiber Technologies Inc., has developed proprietary technologies for production of bast fibers, cellulose pulp, and their resulting by-products in collaboration with Canada's National Research Council. It's renewable and environmentally sustainable biomass resources from flax, hemp and other bast fibers offer cost-effective and environmentally sustainable processing and production, along with increased performance characteristics for use in textile, industrial, energy, medical and composite material applications. The Company was founded in 1998 as a provider of environmentally friendly, socially responsible clothing. For more information, visit
www.naturallyadvanced.com.

Neither the TSX Venture Exchange Inc. nor its Regulation Services Provider (as that term is defined in the policies of the TSX Venture Exchange) accepts responsibility for the adequacy or accuracy of this release.

Forward-Looking Statement Disclaimer
This news release includes certain statements that may be deemed "forward-looking statements". All statements in this news release, other than statements of historical facts, are forward-looking statements. Forward-looking statements or information are subject to a variety of risks and uncertainties which could cause actual events or results to differ from those reflected in the forward-looking statements or information and including, without limitation, risks and uncertainties relating to: any market interruptions that may delay the trading of NAT's shares, technological and operational challenges, needs for additional capital, changes in consumer preferences, market acceptance and technological changes, dependence on manufacturing and material supplies providers, international operations, competition, regulatory restrictions and the loss of key employees. In addition, NAT's business and operations are subject to the risks set forth in its most recent Form 10-K, Form 10-Q and other SEC filings which are available through EDGAR at www.sec.gov. These are among the primary risks we foresee at the present time. NAT assumes no obligation to update the forward-looking statements.

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Media Contact:
Ryan Leverenz
Naturally Advanced Technologies
(415) 999-1418
ryan.leverenz(at)naturallyadvanced(dot)com

Investor Contact:
Rick Anguilla
Guidance Counsel
(503) 820-3565
ir(at)naturallyadvanced.com

Corporate Officer:
Guy Prevost
CFO
(866) 436-7869
ir(at)naturallyadvanced.com